UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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First Community Corporation

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5455 Sunset Boulevard
Lexington, South Carolina 29072

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 7, 2017

Dear Fellow Shareholder:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank. At the meeting, we will report on our performance in 2016 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 17, 2017 at 11:00 a.m. local time, at The Old Cigar Warehouse, 912 South Main Street, Greenville, South Carolina, 29601 for the following purposes:

1.	To elect as directors the five nominees named in the accompanying proxy statement;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote) (“Say-on-Pay”);
3.	To re-approve the performance goals under the 2011 Stock Incentive Plan, as amended;
4.	To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accountants; and
5.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning shares of our common stock at the close of business on March 22, 2017 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to vote as soon as possible by telephone, through the Internet, or by signing, dating and mailing your proxy card in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card. However, if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

By order of the Board of Directors,

Mitchell M. Willoughby	Michael C. Crapps
Chairman of the Board	President and Chief Executive Officer

5455 Sunset Boulevard, Lexington, South Carolina 29072
Telephone: (803) 951-2265 / Fax: (803) 358-6900

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard
Lexington, South Carolina 29072

Proxy Statement for Annual Meeting of Shareholders to be Held on May 17, 2017

Our board of directors is soliciting proxies for the 2017 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 7, 2017.

Voting Information

The board of directors set March 22, 2017 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 6,697,130 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the annual meeting.

When you sign the proxy card, you appoint David K. Proctor and Joseph G. Sawyer as your representatives at the meeting. Messrs. Proctor and Sawyer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors,” for the approval of the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote), for the re-approval of the performance goals under the 2011 Stock Incentive Plan, as amended, and for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2017. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Proctor and Sawyer will vote your proxy on such matters in accordance with their judgment.

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Assuming that a quorum is present:

•	With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against a director, so abstentions, broker non-votes and the failure to return a signed proxy will have no impact on the election of a director.

•	With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the human resources/compensation committee and the board of directors will take into account the outcome of the vote when considering future executive compensation arrangements. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the compensation of the company’s named executive officers. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will not affect the approval of the non-binding resolution to approve the compensation of the company’s named executive officers.

•	With respect to Proposal No. 3, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the re-approval of the performance goals under the 2011 Stock Incentive Plan, as amended. We will not count abstentions, broker non-votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will have no impact on the re-approval of the performance goals under the 2011 Stock Incentive Plan, as amended.

•	With respect to Proposal No. 4, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2017. We will not count abstentions, broker non- votes or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes and the failure to return a signed proxy will have no impact on the ratification of the appointment of our independent registered public accountants.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, (b) by voting in person at the meeting, or (c) by voting again over the Internet or by telephone prior to 3:00 a.m., Eastern Daylight Time, on May 17, 2017.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proposals that brokers do not vote on are referred to as “broker non-votes.” A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

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If you hold your shares in street name through a broker, bank, or other nominee, it is critical that you instruct your broker how to vote at the meeting if you want your shares voted with respect to the election of our director nominees, the Say-on-Pay proposal, or the proposal to re-approve the performance goals under the 2011 Stock Incentive Plan, as amended. Regulations prohibit your broker, bank, or other nominee from voting uninstructed shares on a discretionary basis on proposals one, two, or three at the annual meeting. Thus, if you hold your shares in street name and you do not instruct your broker how to vote at the meeting, no votes will be cast on your behalf for proposals one, two, or three. Further, if you abstain from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our Annual Report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at (803) 951-0500 for any such request. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

Important Notice of Internet Availability. This proxy statement and the accompanying 2016 Annual Report on Form 10-K and 2016 Annual Report Overview are available to the public for viewing on the Internet at www.proxyvote.com. Directions to the meeting are available on our website at: www.firstcommunitysc.com.

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Proposal No. 1: Election of Directors

The board of directors currently has 15 members divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class II directors will expire at the 2017 annual meeting. The terms of the Class III directors will expire at the 2018 annual meeting of shareholders, and the terms of the Class I directors will expire at the 2019 annual meeting of shareholders.

Our current directors and their classes are:

Class I	Class II	Class III
Richard K. Bogan, M.D.	Thomas C. Brown*	C. Jimmy Chao
Michael C. Crapps	O.A. Ethridge, D.M.D.**	J. Thomas Johnson
Anita B. Easter	W. James Kitchens, Jr.*	E. Leland Reynolds
George H. Fann, Jr., D.M.D.	Paul S. Simon**	Alexander Snipe, Jr .
J. Randolph Potter	Roderick M. Todd, Jr.*
Mitchell M. Willoughby*

* Standing for election by the shareholders at the meeting.

** Director is retiring from the Board at the annual meeting and not standing for re-election.

Under our Bylaws, in the event that a director attains age 72 during the director’s term of office, the director shall serve only until the director’s current term expires and shall not be eligible for re-election. As a result, O.A. Ethridge, D.M.D., will retire from the board effective as of the annual meeting. Paul S. Simon was appointed as a director of the company in 2014 in connection with the company’s merger with Savannah River Corporation (“Savannah River”) and was subsequently elected at the 2014 annual meeting of shareholders to serve a three-year term that expires at the 2017 annual meeting. As a result, Mr. Simon will retire from the board effective as of the annual meeting. Dr. Ethridge served as a director of the company since its formation in 1994, and Mr. Simon served as a director of the company since its completion of the merger with Savannah River in February 2014. The company appreciates Dr. Ethridge’s and Mr. Simon’s contribution to the company during their service as a director.

At this time the board of directors has determined to fill one of the vacancies created by Dr. Ethridge’s and Mr. Simon’s retirement, and the board has nominated Edward J. Tarver to fill such vacancy. As a result, if Mr. Tarver and the other Class II directors standing for re-election at the annual meeting (as described below) are elected at the annual meeting, the board will automatically be reduced from 15 members to 14 members.

So that the board is divided as equally as possible into three classes, if elected by the shareholders, Mr. Tarver has been nominated to serve as a Class II director so that his term will expire at the 2020 annual meeting of shareholders. Thomas C. Brown, W. James Kitchens, Jr., Roderick M. Todd, Jr., and Mitchell M. Willoughby, current directors whose terms expire at the meeting, have also been nominated by the board of directors to be elected at the meeting to serve a three-year term expiring at the 2020 annual meeting of shareholders. The board of directors recommends that you elect Mr. Brown, Mr. Kitchens, Mr. Todd, Mr. Willoughby, and Mr. Tarver as Class II directors. If a quorum is present, the directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Proctor and Sawyer will vote your proxy to elect Mr. Brown, Mr. Kitchens, Mr. Todd, Mr. Willoughby, and Mr. Tarver. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Proctor and Sawyer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy. If Mr. Brown, Mr. Kitchens, Mr. Todd , Mr. Willoughby, and Mr. Tarver are elected as directors, the board of directors will automatically be set at 14 members.

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Information Regarding Nominees for Directors

All of our directors bring to the board of directors leadership experience, derived from their business, professional, and board experiences. Eight of the fourteen directors following the meeting have served as directors of the company since its inception in 1994. Four others were directors on the board of three companies that we acquired, one in 2004, one in 2006, and two in the Savannah River acquisition which was consummated in February 2014. Another has served as a director on our board since 2005. Mr. Tarver is standing for election to his initial three-year term as a director. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the information provided below.

Set forth below is certain information about the Class II nominees, each of whom is also a director of the bank:

Thomas C. Brown, 59, Class II director, has served as a director of the company since its formation in 1994. Mr. Brown is currently the Rector at St. Paul’s Church in Greenville, South Carolina. He is also presently serving on the Clemson Board of Visitors for a three-year term. From 2008 to 2011, he served as the Assistant Rector at All Saints Church, Pawley’s Island, South Carolina. Previously, Mr. Brown was the president and owner of T.C.B. Enterprises of South Carolina, Inc., a Myrtle Beach based restaurant business. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering.

Mr. Brown has operated and owned a small business for many years. He has extensive knowledge of the small business environment and the related challenges. He brings to the board his unique insight and useful perspective related to the small business environment, which is a primary target market segment for our company.

W. James Kitchens, Jr., 55, Class II director, has served as a director of the company since its formation in 1994. Mr. Kitchens is president of The Kitchens Firm, Inc., in Columbia, South Carolina. He is a Certified Public Accountant and an investment consultant and currently holds the Chartered Financial Analyst designation. Mr. Kitchens earned a B.S. degree in mathematics from The University of the South in 1984 and an M.B.A. degree from Duke University in 1986.

Mr. Kitchens brings to the board knowledge and understanding of tax and financial accounting issues. He has lived most of his life in the Midlands of South Carolina, and has a strong knowledge of the business environment in the markets we serve.

Roderick M. Todd, Jr., 53, Class II director, has served as a director of the company since our merger with DeKalb Bankshares, Inc., in June 2006. He served as a director of DeKalb Bankshares, Inc. and the Bank of Camden, from its inception in 2001 until June 2006. In July 2000, Mr. Todd founded the law firm, Roderick M. Todd, Jr. Attorney and Counselor at Law. Formerly, he was a partner in Cooper and Todd, LLP, Attorneys, from 1994 to 2000. Mr. Todd is a graduate of the University of South Carolina and the University of South Carolina School of Law.

Mr. Todd has extensive experience in running and operating his own legal practice in Camden, South Carolina. As a prior director of a start-up community bank, he brings additional insights to our board, relative to community bank operations. He has strong ties to the Camden market, which is a market into which we expanded in 2006 through acquisition.

Mitchell M. Willoughby, 69, Class II director, has served as a director of the company since its formation in 1994. On March 17, 2009, Mr. Willoughby was elected to serve as chairman of the board beginning on May 19, 2009. He has lived in Columbia, South Carolina, since 1970, has practiced law in the community since 1975, and is a founding member of the law firm, Willoughby & Hoefer, P.A. Mr. Willoughby has previously served as general counsel of the Greater Columbia Chamber of Commerce as well as a member of its Board of Directors. He served three years with the United States Army and over 33 years with the South Carolina Army National Guard, retiring in 2005 in the rank of Brigadier General. He received a B.S. degree in 1969 from Clemson University and a J.D. degree from the University of South Carolina in 1975.

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Mr. Willoughby’s experience as a founding partner in the legal firm of Willoughby & Hoefer, P.A. and over 36 years’ experience in the United States Army and the S.C. Army National Guard allows him to bring significant organizational and administrative skills to the board of directors. His legal experience and insights provide the board with important perspective on corporate governance related matters and corporate strategy.

Edward J. Tarver, 57, Class II director, is standing for election to his initial three-year term as director. He served as the U.S. Attorney for the Southern District of Georgia from November 2009 to March 2017. Prior to serving as U.S. Attorney, Mr. Tarver was an associate and partner with the Hull Barrett law firm from 1992 to 2009 in Augusta, Georgia. In 1999, he became a partner in the firm practicing employment discrimination, general civil litigation and public finance law. Mr. Tarver was elected as a Senator in the Georgia General Assembly representing Senate District 22 in 2005 and was re-elected in 2006 and 2008. He has previously served as a director for Georgia Bank and Trust Company, Georgia Lawyers Insurance Company, Southeastern Natural Sciences Academy, and the Georgia Chamber of Commerce. Mr. Tarver served in the U.S. Army as a Field Artillery Officer for seven years attaining the rank of Captain. He received his B.A. degree from Augusta State University in 1981 and a J.D. degree from the University of Georgia School of Law in 1991.

Mr. Tarver’s experience as a U.S. Attorney and a partner in the legal firm of Hull Barrett as well as his prior experience on various boards as a director brings significant organizational and administrative skills to the board of directors. As U.S. Attorney, he spent considerable time investigating and prosecuting white collar fraud and cyber-related criminal activity. His legal experience and insights provide the board with important perspective on corporate governance related matters and corporate strategy.

Information Regarding Continuing Directors

Set forth below is also information about each of the company’s other directors. Each of the following directors is also a director of our bank.

Richard K Bogan, 71, Class I director, has served as a director of the company since its formation in 1994. Dr. Bogan has practiced medicine in Columbia, South Carolina, since he started Pulmonary Associates of Carolina in 1978. He graduated with a B.S. degree from Wofford College in Spartanburg, in 1966, and earned an M.D. degree from the Medical College of South Carolina in Charleston in 1970. Dr. Bogan has been president of Bogan Consulting, Inc., a medical consulting company, since December 1992, and holds memberships in numerous medical organizations. He currently serves on the board of directors of the National Sleep Foundation and Watermark Holdings, Inc. He is the chief medical officer and former chairman of SleepMed, Inc. and has served in this position since 1999.

Dr. Bogan’s experience and background as chair, founder, and executive of several medical related companies allows him to bring significant management and leadership skills to our board. He has strong community ties to the Midlands of South Carolina.

Michael C. Crapps, 58, Class I director, has served as our president and chief executive officer and as a director of the company since its formation in 1994. Mr. Crapps is a lifelong Lexington County resident. He received a B.S. degree in Economics, in 1980, from Clemson University, an MBA degree from the University of South Carolina in 1984, and is a graduate of the LSU Graduate School of Banking of the South. He began his banking career with South Carolina National Bank in 1980 and, from 1985 to 1994; he was with Republic National Bank in Columbia, South Carolina, where he became president, chief executive officer, and a director of that bank. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. Mr. Crapps serves the banking industry as a member of the Federal Reserve Bank of Richmond’s Charlotte Branch Board of Directors. He is also involved with the South Carolina Bankers Association (SCBA), having served as its chair and on its Board of Directors. The SCBA selected Mr. Crapps as the 1997 Young Banker of the Year. He currently serves his local community as follows:

•	Clemson University Foundation Board of Directors
•	Midlands Business Leadership Group

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Additionally, he is a past member of the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council and past chair of Navigating from Good to Great (Ng2G) Foundation Board of Directors, the Greater Lexington Chamber of Commerce, the Saluda Shoals Park Foundation and the South Atlantic Division of the American Cancer Society (ACS).

Mr. Crapps’ experience in banking and vision for our company give him the leadership and consensus building skills that provide significant insight and expertise to the board.

As a lifelong resident of Lexington, South Carolina, he has significant ties to the Midlands of South Carolina. He has been very active in local community and civic organizations.

Anita B. Easter, 72, Class I director, has served as a director of the company since its formation in 1994. Ms. Easter is retired. She is a former owner and director of Anchor Continental, Inc., a manufacturer of pressure-sensitive tapes. As a Registered Nurse, she returned to school, received a B.S. in Nursing from the University of South Carolina, and was inducted into Sigma Theta Tau, the international honor society for nurses. She is past chair of the Greater Columbia Community Relations Council and is a member of The League of Women Voters, and the USC College of Nursing Partnership Board.

Ms. Easter’s experience as a former owner and director of a large manufacturing company provides the board with significant business insight and analytical skills. She has been active in civic and community organizations within the Midlands of South Carolina and is knowledgeable about the markets we serve.

George H. Fann, Jr., D.M.D., 72, Class I director, has served as a director of the company since its formation in 1994. Dr. Fann has practiced dentistry in West Columbia, South Carolina, for 46 years. He earned a B.S. degree from Clemson University, in 1966, and a D.M.D. from the University of Louisville School of Dentistry in 1969. Dr. Fann is past chair of the board of directors of Lexington Medical Center in West Columbia, South Carolina. Dr. Fann is a recipient of the Order of the Palmetto, awarded by the Governor of South Carolina.

Dr. Fann’s experience as a medical professional, operating his business in the Midlands for more than 40 years, brings to the board insights relative to challenges and opportunities facing small businesses and healthcare professionals within our market areas. He has served as a board member and chair of the board of a large medical center. As a lifelong resident of the Midlands of South Carolina, he has significant knowledge of the business environment and the markets we serve.

J. Randolph Potter, 70, Class I director, was CEO of the former Savannah River Financial Corporation and its subsidiary, Savannah River Banking Company, which he cofounded in 2007. Mr. Potter has over 47 years of business experience in the areas of Aiken and Greenville, South Carolina, and Augusta, Georgia, serving in various capacities in the fields of banking, finance and accounting and as a small businessman. He earned a B.S. degree in Accounting, from the University of South Carolina, and is a graduate of the Stonier Graduate School of Banking at Rutgers University. Mr. Potter began his career in 1969, as a CPA with the accounting firm, KPMG, in Greenville, South Carolina. In 1975, he joined Southern Bank and Trust Company in Greenville, where he later became executive vice president and a member of the office of the chairman, where he had overall management responsibility for Southern Bank and Trust Company’s statewide banking activities. ln June 1986, Mr. Potter joined JH Services, Inc., a firm specializing in industrial maintenance, as vice president of finance and marketing. In March 1989, he resigned that position to pursue the organization of Summit National Bank in Greenville, South Carolina. He was President and CEO of that bank until it was sold in 2005.

Mr. Potter’s prior experience and background in banking, both as a director and chief executive officer, allows him to bring significant expertise and knowledge of banking to our board. He has a strong understanding of the regulatory and market challenges facing the community banking industry.

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C. Jimmy Chao, 61, Class III director, has served as a director of the company since its formation in 1994. Mr. Chao lives in Lexington, South Carolina, and, since 1987, he has been president of the engineering firm, Chao and Associates, Inc., located in Columbia, South Carolina. He received a M.S. degree in Structural Engineering at the University of South Carolina and completed all of the course requirements for his PhD. Mr. Chao is a member of the American Society of Engineers, the National Society of Professional Engineers and the Society of American Military Engineers. In 2009, he was selected as SC Civil Engineer of the Year by the American Society of Engineers. He holds a Professional Engineer license in South Carolina, North Carolina, Georgia, Alabama, Florida and many other states. He is past chair of the Educational Foundation of Lexington School District One and a committee member of the University of South Carolina’s Design Review Committee. He serves as an adjunct professor at the University of South Carolina Department of Civil & Environmental Engineering.

Mr. Chao has a strong knowledge of the issues facing small business professionals, which are a target market segment for our company. He has extensive knowledge of the business environment and the markets we serve.

J. Thomas Johnson, 70, Class III director, has served as vice chair of the board since our merger with DutchFork BancShares in October 2004. From October 2004 until October 2007, he served as executive vice president of the company and the bank. From 1984 until October 2004, Mr. Johnson served as chair and chief executive officer of DutchFork BancShares and Newberry Federal Savings Bank. From 2009 to 2017, Mr. Johnson was President and Chief Executive Officer of Citizens Building and Loan, SSB, in Greer, South Carolina. He is currently retired and serves as consultant to the board of directors of that institution. Mr. Johnson has been in banking since 1968. He has served as chair of the Community Financial Institutions of South Carolina and formerly served on the board of directors of the South Carolina Bankers Association. He served for 12 years as a member of the board of directors of the Federal Home Loan Bank of Atlanta, representing South Carolina member banks. He is Chair of Palmetto State Growth Fund, which was established to aid economic development in South Carolina. He received a B.S. in Marketing, in 1968, from the University of South Carolina. He formerly served on the boards of the Newberry Opera House Foundation, the Central Carolina Alliance, the Central Carolina Community Foundation, and SC Independent Colleges and Universities.

Mr. Johnson has extensive experience as a director, chairman, and CEO of a community bank for 20 years, prior to its acquisition by our company. This experience in community banking, along with serving as a Federal Home Loan Bank of Atlanta director, brings substantial insight to our board as it relates to challenges and issues facing the community banking industry.

E. Leland Reynolds, 62, Class III director, has served as a director since our merger with Savannah River Financial Corporation in February 2014. He is the Co-Owner and Vice President, since 1986, of H. G. Reynolds Co, Inc., a regional general contractor specializing in governmental and educational construction. Mr. Reynolds is a graduate of Clemson University, where he received his degree in Building Science. His civic and professional associations include, Clemson University, Aiken Edgefield Economic Development Partnership, and USC Aiken.

Mr. Reynold’s experience and background as a co-owner and executive of a regional business allows him to bring significant management and leadership skills to our board. He has strong community ties to the Aiken, South Carolina and surrounding markets.

Alexander Snipe, Jr., 65, has served as a Class III director of our company since May 2005. Mr. Snipe has been the president and chief executive officer of Glory Communications, Inc. since September 1992. Glory Communications, Inc., headquartered in Columbia, operates radio stations in Columbia, Orangeburg, Sumter, Florence, and Moncks Corner, South Carolina. Prior to forming Glory Communications, Inc., Mr. Snipe was general sales manager at one of Columbia’s top radio stations for 10 years. He has over 30 years of broadcasting experience, serves on the South Carolina Broadcasters Association board of directors, and was a past President of the Association. He is a former board member of the Columbia Urban League, the William L. Bonner Bible College, The Gospel Heritage Foundation, and the National Association of Broadcasters Radio Board.

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Mr. Snipe has significant experience operating a small business since 1992. He is an active community leader and serves several other associations and foundations. He has strong ties to the Midlands of South Carolina and has extensive knowledge of the business environment and the markets we serve.

Information Regarding Remaining Executive Officers

Set forth below is information about our executive officers, other than Mr. Crapps who is also a director and is discussed above.

David K. Proctor, 60, Mr. Proctor has been executive vice president and chief risk officer of the company since February 19, 2013. Prior to this, he was senior vice president and senior credit officer of the company since First Community Bank opened for business in 1995. From May 1994 to June 1995, he was the vice president of credit for Republic Leasing Company. From 1987 to 1994, he held various positions with Republic National Bank in Columbia and was an executive vice president and senior credit officer. Mr. Proctor is a 1979 graduate of Clemson University with a B.S. in business administration.

Joseph G. Sawyer, 66, has been executive vice president and chief financial officer of the company since February 19, 2013. Prior to this, he was senior vice president and chief financial officer of the company since First Community Bank opened for business in 1995. Prior to joining the company, he was senior vice president and general auditor for the National Bank of South Carolina. He is a certified public accountant and a 1973 graduate of The Citadel with a B.A. in political science.

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Proposal No. 2: Non-Binding, Advisory Vote on Compensation of the Named Executive Officers

The rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enable our shareholders to vote to approve, on a non-binding basis, the compensation of the company’s named executive officers. Accordingly, we are asking you to approve the compensation of the company’s named executive officers as described under “Compensation of Directors and Executive Officers” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

The company seeks to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interest of our shareholders.

The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the company, the board of directors or the human resources/compensation committee. However, the company, the board and the human resources/compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”).

The board of directors believes our compensation policies and procedures achieve this objective and, therefore, recommend shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the Proxy Statement, is hereby APPROVED.”

If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

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Proposal No. 3: Re-Approval of the Performance Goals Included in the 2011 Stock Incentive Plan, as Amended

The company’s 2011 Stock Incentive Plan, as amended (the “Plan”) is intended to allow awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives (sometimes referred to as “covered employees”), other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The company’s covered employees include its chief executive officer and each of its other three most highly-paid executive officers, other than the chief financial officer. A performance-based award made under the Plan is eligible for this performance-based compensation exception provided that certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award.

In order for certain performance-based awards that may be made in the future under the Plan to be eligible for the performance-based compensation exception under Section 162(m), among other things Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year-to-year. The human resources/compensation committee has retained discretion to vary the targets under the performance goals from year-to-year. Accordingly, the company is seeking re-approval of the performance goals included in the Plan in order to preserve the company’s ability to grant certain awards in the future that qualify as tax-deductible performance-based compensation under Section 162(m).

We are not asking shareholders to approve an increase in the number of shares of common stock available under the Plan or any change in the Plan.

The following discussion summarizes the material terms of the performance goals and other material terms of the Plan. This discussion should be reviewed along with, and is qualified in its entirety by reference to, the full text of the Plan, which is included in this Proxy Statement as Appendix A.

Material Terms of the Performance Goals

Eligible Participants. The officer, directors, employees, consultants, and advisors of the company and its subsidiaries are eligible to receive awards under the Plan. The human resources/compensation committee will determine who participates in the Plan. As of March 31, 2017, there were approximately 225 officer, directors, employees, consultants, and advisors eligible to participate in the Plan, with approximately 19 individuals holding unvested restricted stock awards.

Plan and Individual Award Limits. The Plan provides that the aggregate number of shares of the company’s common stock that may be subject to awards under the Plan cannot exceed 350,000, in each case subject to adjustment in certain circumstances to prevent dilution or enlargement as set forth in Section 4 of the Plan. The following limits apply to grants of all awards under the Plan: (i) the maximum aggregate number of shares of common stock that may be subject to stock options granted in any calendar year to any one participant will be 200,000 shares; and (ii) the maximum aggregate number of shares of common stock that may be subject to awards of restricted stock or restricted stock units granted in any calendar year to any one participant will be 100,000 shares, and (iii) the maximum aggregate number of shares of common stock to be issued under the Plan through incentive stock options will be 100,000 shares.

Performance Goals. Under the Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the human resources/compensation committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the human resources/compensation committee, in its discretion, will set restrictions based upon the achievement of performance goals which may be based on: (1) net income (before or after taxes) of the company, (2) net income per share of common stock of the company, (3) the company’s return on equity or return on assets, (4) the company’s net interest margin, (5) changes in levels of loans, assets or deposits, (6) the company’s market share, or (7) changes in the price of the company’s common stock (either in absolute terms or relative to an index selected by the human resources/compensation committee).

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ADDITIONAL SUMMARY DESCRIPTION OF THE PLAN

General. Awards granted under the Plan may be in the form of non-qualified stock options, incentive stock options, restricted stock, restricted stock units or any combination of those awards. The Plan provides that awards may be made under the Plan for ten years following the adoption of the Plan by the Company’s board of directors, which occurred on March 15, 2011. The purpose of the Plan is to enable the Company and its subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to participants to increase shareholder value and therefore benefit all shareholders of the Company.

Administration. The Plan will be administered by the Human Resources/Compensation Committee or such other committee as the Board of Directors may designate (the “committee”). The committee is intended to consist entirely of two or more “outside directors” within the meaning of Section 162(m) and who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The committee can make rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Any determination made by the committee under the Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Available Shares. The Plan initially reserved 350,000 shares of our common stock for the issuance of awards, of which approximately 135,861 remained available as of March 31, 2017. To the extent that a stock option expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or shares are withheld to satisfy an option exercise price, such shares will again be available for issuance in connection with future options granted under the Plan; provided, however, that to the extent that any shares issuable with respect to or subject to any award are forfeited or withheld (or shares of common stock owned by a participant are delivered to the Company, including by attestation) to satisfy tax withholding obligations, such shares (and any such shares of common stock so delivered) will not again be available for issuance in connection with future awards granted under the Plan.

Stock Options. The Plan requires that stock options can only be issued at or above the fair market value per share on the date of grant. As of March 22, 2017, the fair market value (as that term is defined under the Plan) of a share of Company common stock was $22.31. Stock options granted to participants under the Plan may be either incentive stock options under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code, or nonqualified stock options. Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The committee at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to each of these requirements may be made for options that the company may grant in substitution for options held by employees of companies that the company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock options from his or her former employer.

The committee will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the administrator, to the extend permitted by law (1) by means of any cashless exercise procedure approved by the administrator, (2) by delivering shares of common stock already owned by the option holder, (3) by such other method as the administrator may determine, or (4) any combination of the foregoing. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of Company common stock in the recipient’s name.

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Restricted Stock. The Plan provides for the award of shares of Company common stock that are subject to forfeiture and restrictions on transferability as set forth in the Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock subject to performance vesting conditions will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units. The Plan authorizes the committee to grant restricted stock units. Restricted stock units are not shares of Company common stock and do not entitle the recipients to the rights of a shareholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the Plan prior to their vesting. Restricted stock units will be settled in cash, in shares of Company common stock, or a combination of cash and shares of Company common stock, in an amount based on the fair market value of Company common stock on the settlement date.

Change of Control. Unless otherwise determined in an award agreement, in the event of a change in control (as defined in the Plan): (1) each outstanding option, restricted share, or restricted stock unit will become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted will lapse, and (3) any performance conditions imposed with respect to awards will be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the Company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G.

Amendment and Termination. The Board of Directors may amend or terminate the Plan; provided, that shareholder approval will be required to (1) increase the total number of shares of common stock reserved for issuance under the Plan, or (2) change the class of recipients eligible to participate in the Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder’s consent. The committee may accept surrender of outstanding stock options or restricted stock under the Plan and grant new awards in substitution for them; provided, that the committee will not exchange underwater stock options without prior shareholder approval. The Plan will terminate in any event ten years after its effective date, but outstanding awards continue until they expire.

Federal Income Tax Consequences. The following is a summary of certain federal income tax consequences of awards made under the Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

•	Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction.

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•	Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

•	Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

•	Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

•	Section 162(m) Limitations. As explained above, Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The Plan is designed so that options, restricted stock, and restricted stock units qualify for this exemption, and it also permits the committee to grant other awards designed to qualify for this exception. However, the committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. In addition, due to the complexity of the Section 162(m) regulations, elements of compensation that the Company believes are deducible may ultimately not be deductible. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to the Company.

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PLAN BENEFITS

The number of awards granted under the Plan in any year is subject to the committee’s discretion and is, therefore, not determinable for any future year. It is not possible to determine the actual amount of compensation that will be earned under the Plan for the year ended December 31, 2017 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the committee.

There have been no stock options granted under the Plan. For details on the restricted stock awards granted under the Plan during 2016, please refer to the executive and director compensation tables beginning on 23 and 27, respectively, of this Proxy Statement.

As of March 22, 2017, the closing price of our common stock on the NASDAQ Capital Market was $22.31per share.

Vote Required

This proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board of directors unanimously recommends that shareholders vote “FOR” the re-approval of the performance goals included in the 2011 Stock Incentive Plan, as amended.

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Proposal No. 4: Ratification of Appointment of the Independent Registered Public Accounting Firm

On March 6, 2017, the audit/compliance committee of the board of directors appointed Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2017. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis Decosimo, LLC, the audit/compliance committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit/compliance committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit/compliance committee believes that such a change would be in the best interest of our shareholders and the company. We expect that a representative of Elliott Davis Decosimo, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2017.

CORPORATE GOVERNANCE

The board of directors met 12 times during 2016. Each director attended at least 75% of the combined total of meetings of the board and meetings of each committee on which such director served during 2016.

Neither the board nor the nomination and corporate governance committee has implemented a formal policy regarding director attendance at an annual meeting of shareholders, although board members are encouraged to attend the annual shareholders meeting. Nine directors attended the 2016 Annual Meeting of Shareholders.

The board has determined that a majority of its members are independent as defined by the listing standards of The NASDAQ Stock Market. Specifically, our board of directors has determined that the following directors are independent: Richard K. Bogan, M.D., Thomas C. Brown, C. Jimmy Chao, Anita B. Easter, O.A. Ethridge, D.M.D., George H. Fann, Jr., D.M.D., W James Kitchens, Jr., E. Leland Reynolds, Paul S. Simon, Alexander Snipe, Jr., Edward J. Tarver (director nominee), Roderick M. Todd, Jr., and Mitchell M. Willoughby.

The board of directors has established a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which may be found on our website at www.firstcommunitysc.com. The information on our website is not part of this proxy statement. The company intends to post on its website all disclosures that are required by law or The NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics. Shareholders may request a copy of the Code of Business Conduct and Ethics by written request directed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd, Lexington, South Carolina 29072.

Shareholders may communicate directly to the board of directors in writing by sending a letter to the board at: First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072. All letters directed to the board of directors will be received and processed by the corporate secretary and will be forwarded to the chairman of the nomination and corporate governance committee without any editing or screening.

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Board Leadership Structure and Role in Risk Oversight

We are focused on the company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, all of the members of our board of directors’ audit/compliance, human resources/compensation, and nominating and corporate governance committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. Our current chairman, Mitchell M. Willoughby, has been one of our directors since 1994 and is a long-time resident of our primary market area. We believe it is the Chief Executive Officer’s responsibility to manage the company and the chairman’s responsibility to guide the board as it provides leadership to our executive management. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and Chief Executive Officer. Traditionally, the company has maintained the separateness of the roles of the chairman and the Chief Executive Officer. In making its decision to have an independent chairman, the board of directors considered the time and attention that Mr. Crapps is required to devote to managing the day-to-day operations of the company. By having another director serve as chairman of the board of directors, Mr. Crapps will be able to focus more of his attention on running the company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the chairman. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

Our audit/compliance committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full board of directors. The audit/compliance committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The audit/compliance committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the company. Our director of internal audit reports to the audit committee and meets with the audit/compliance committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit/compliance committee reports regularly to the full board of directors, which also considers the company’s entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of the company’s general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Committees of the Board

Our board of directors has three standing committees: the audit/compliance committee, the human resources/compensation committee, and the nomination and corporate governance committee. Each committee serves in a dual capacity as a committee of the company and of the bank.

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Audit/Compliance Committee

The following directors are members of the audit/compliance committee: W. James Kitchens, Jr. (Chairman), Richard K. Bogan, Anita B. Easter, O. A. Ethridge, D.M.D., and Mitchell M. Willoughby. The board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of The NASDAQ Stock Market. Our board has determined that Mr. Kitchens qualifies as an audit committee financial expert under SEC rules. The audit/compliance committee met four times in 2016.

As noted above, Dr. Ethridge will retire from the board of directors effective as of the annual meeting. In addition, Edward J. Tarver has been appointed to serve on the audit/compliance committee effective upon his election by the shareholders at the annual meeting.

The audit/compliance committee has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee approves the independent auditors, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The board of directors has adopted an audit/compliance committee charter, which may be found by clicking on the link for “Investor Information” on our website at www.firstcommunitysc.com. The charter outlines the committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit/compliance committee reports its findings to the board of directors.

Human Resources/Compensation Committee

The following directors are members of the human resources/compensation committee: Thomas C. Brown (Chairman), Richard K. Bogan, Chimin J. Chao, George H. Fann, Jr., E. Leland Reynolds and Roderick M. Todd, Jr.

The human resources/compensation committee is comprised entirely of independent directors as prescribed by the NASDAQ Stock Market listing standards. The board of directors has adopted a human resources/compensation committee charter, which may be found by clicking on the link for “Investor Information” on our website at www.firstcommunitysc.com. The human resources/compensation committee met four times during 2016. This committee is responsible for reviewing and recommending to the board of directors the compensation of directors and the chief executive officer. The human resources/compensation committee annually reviews the other executive officers’ performance and approves their compensation packages, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits. The chief executive officer annually evaluates the performance of each of the other executive officers and recommends compensation packages for them to the human resources/compensation committee. The compensation packages for the remaining non-executive employees is determined by individual supervisors in conjunction with the bank’s chief human resources officer and these compensation decisions are made based on criteria included in the bank’s overall budget which is approved annually by the company’s board of directors.

The human resources/compensation committee has authority with respect to:

1.	Annually reviewing the form and amount of director compensation and recommend compensation packages to the board.

2.	Annually reviewing employee compensation strategies; benefit plans including insurance and retirement plans, and equity programs.

3.	Approving officer title designations/promotions.

4.	Appointing trustees to oversee the company’s 401K plan.

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5.	Annually evaluating the chief executive officer’s performance as it compares to the company’s goals and objectives, to provide feedback to him on his performance, and recommending to the board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits (during such voting and deliberations the chief executive officer’s is not present).

6.	Annually reviewing the other executive officers’ performance and approving their compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits.

7.	Reviewing and making recommendations to the board concerning employment agreements, severance agreements, change in control agreements, as well as any supplemental benefits.

8.	Overseeing all incentive plans and considering methods of creating incentives for management to achieve sustained growth in earnings and shareholder value and to retain key management personnel. This may include annual cash incentive plans, long term incentive plans, equity plans, as well as any special supplemental benefits. The committee shall make recommendations to the board concerning the design structure of such plans.

9.	Retaining or obtaining the advice of a compensation consultant, legal counsel or other advisor.

10.	Considering factors specified in NASDAQ listing Rule 5605(d)(3) when performing duties as outlined in (9) above.

11.	Serving as the stock committee or stock sub-committee and, as such, approving awards under the company’s stock option plan and other equity plans.

12.	Approving the annual report on executive compensation and director’s fees for inclusion in the company’s proxy statement.

13.	Approving the annual committee report for inclusion in the company’s proxy statement.

14.	Reporting annually to the board on succession planning for the chief executive officer (the board considers and evaluates potential successors to chief executive officer).

15.	Reporting its activities and recommendations to the board of directors at any regular or special meeting of the board.

16.	Annually reviewing its charter and presenting it to the board for approval.

Compensation Consultant

During 2016, the human resources/compensation committee engaged the services of McLagan, an Aon Hewitt company, to provide independent compensation consulting services for both directors and executive management of the company. McLagan reports directly to the human resources/compensation committee. The human resources/compensation committee has the sole authority to hire its consultants and set the engagements and the related fees of those consultants.

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The following consulting services were provided to the human resources/compensation committee in 2016 by McLagan:

•	Assisted the human resources/compensation committee in reviewing the company’s compensation philosophy.
•	Revised the company’s compensation peer group of publicly-traded financial institutions.
•	Reviewed the competitiveness of the compensation elements of the company’s top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.
•	Reviewed the competitiveness of the company’s director compensation elements as compared to that of the customized peer group.
•	Performed an analysis on director stock ownership guidelines as compared to that of the customized peer group.
•	Recommended and made observations regarding the potential alignment of the company’s executive compensation practices with the company’s overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance-based programs with respect to the annual cash incentives and annual equity grants and making observations and recommendations on the plan designs.
•	Provided education to the human resources/compensation committee of the board of directors regarding industry compensation trends.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The human resources/compensation committee considered the independence of McLagan in accordance with SEC rules and NASDAQ listing standards. The compensation committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the compensation committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. The human resources/compensation committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Nomination and Corporate Governance Committee

The following directors are members of the nomination and corporate governance committee: Roderick M. Todd, Jr (Chairman), C. Jimmy Chao, Alexander Snipe, Jr., Paul S. Simon and Anita B. Easter. As noted above, Mr. Simon will retire from the board of directors effective as of the annual meeting.

The nomination and corporate governance committee is comprised entirely of independent directors as prescribed by The NASDAQ Stock Market listing standards. This committee met two times during 2016.

The board of directors has adopted a nomination and corporate governance committee charter, which may be found on our website by clicking on the link for “Investor Information” at www.firstcommunitysc.com. The charter provides that the responsibilities of the committee include: (a) reviewing the qualifications and independence of the members of the board and its various committee assignments; (b) evaluating incumbent directors in determining consideration for reelection; (c) recommending board nominees for election as officers; (d) providing guidance on board and corporate governance issues; and (e) considering director candidates recommended by shareholders who submit nominations in accordance with our bylaws.

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Shareholders who submit candidates for nomination must deliver nominations in writing to the secretary of the company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nomination and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nomination and governance committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nomination and governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the company and the interests of its shareholders.

In evaluating such director recommendations, the committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards, and broad experience at the policy-making level in business, government, education, technology or public interest. Directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

The committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

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Report of the Audit/Compliance Committee

Management is responsible for the company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report thereon. The audit/compliance committee’s responsibility is to monitor and oversee these processes.

In this context, the committee has met and held discussions with management and Elliott Davis Decosimo, LLC, the company’s independent auditors in 2015 and 2016, in discharging its oversight responsibility as to the audit process, the audit/compliance committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit/compliance committee concerning independence and has discussed with the independent auditors their independence from the company and its management. The committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The committee reviewed and discussed with the independent auditors all communications required by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The committee also discussed the results of the internal audit examinations.

The committee reviewed and discussed the audited consolidated financial statements of the company as of and for the year ended December 31, 2016 with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. On March 6, 2017, the committee appointed Elliott Davis Decosimo, LLC as the company’s independent auditors for 2017.

The report of the audit committee is included herein at the direction of its members Mr. Kitchens (Chairman), Dr. Bogan, Ms. Easter, Dr. Ethridge, and Mr. Willoughby.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation of Directors and Executive Officers

Executive Compensation

The following table shows the compensation we paid for the years ended December 31, 2016 and 2015 to our chief executive officer and president, our chief financial officer, and the most highly compensated other executive officer who earned over $100,000 for the year ended 2016 (collectively, the “named executive officers”).

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)(1)	Option Award ($)	Non-Equity Incentive Plan Compensation(2) ($)	Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation (4) (5) & (6) ($)	Total ($)
Michael C. Crapps, President	2016	$382,857	$—	$88,652	$—	$90,444	$95,317	$13,538	$670,808
and Chief Executive Officer	2015	$369,902	$—	$27,066	$—	$120,031	$90,678	$13,538	$621,215
David K. Proctor, Executive	2016	$210,000	$—	$32,277	$—	$33,073	$53,437	$10,320	$339,107
Vice President and Chief Credit Officer	2015	$202,125	$—	$9,888	$—	$43,702	$50,836	$9,929	$316,480
Joseph G. Sawyer, Executive	2016	$240,000	$—	$36,888	$—	$37,798	$—	$10,954	$325,640
Vice President and Chief Financial Officer	2015	$230,833	$—	$11,250	$—	$49,945	$46,054	$10,502	$348,584

(1) This represents the value of restricted shares issued under the terms of the equity incentive plan. The shares cliff vest at the end of three years. The grant date fair value of the restricted stock grants shown above equals $13.20 and $11.70 in 2016 and 2015, respectively, in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 17, “Stock Options and Restricted Stock” in the “notes to the consolidated Financial Statements” included within the Annual Report on Form 10-K for the year ended December 31, 2016.

(2) The amount represents the total cash payout under the terms of the incentive plan.

(3) Amounts reflect the change in the present value of benefits attributable to named executive officers for the applicable compensation, as calculated under non-qualified retirement benefit plans.

(4) For Mr. Crapps, includes $10,600 and $10,600 company matching contribution to 401(k) plan for 2016 and 2015, respectively, and $1,155 for country club dues for 2016 and 2015 and $1,783 for premiums paid on term life insurance policy for 2016 and 2015.

(5) For Mr. Proctor, includes $8,353 and $8,085 company matching contribution to 401(k) plan for 2016 and 2015, respectively, as well as $1,155 for country club dues for 2016 and 2015 and $722 and $689 for premiums paid on term life insurance policy for 2016 and 2015, respectively.

(6) For Mr. Sawyer, includes $9,547 and $9,233 company matching contribution to 401(k) plan for 2016 and 2015, respectively, as well as $550 and $448 for health club dues for 2016 and 2015, respectively, and $857 and $821 for premiums paid on term life insurance policy for 2016 and 2015, respectively.

Named Executive Officer Employment Agreements

Michael C. Crapps. On December 8, 2015, the company and the bank entered into an amended and restated employment agreement with Mr. Crapps as president and chief executive officer of the company and bank. The parties entered into the amended and restated employment agreement to amend Mr. Crapps’ existing employment agreement to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

The base salary for Mr. Crapps is subject to annual review by the board of directors and may be increased. Under his agreement, Mr. Crapps is eligible to receive bonuses if he meets the goals set forth annually for him by the human resources/compensation committee of the board of directors. Furthermore, Mr. Crapps is eligible for the company’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

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Mr. Crapps is provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is also entitled to participation in retirement, health, welfare and other benefit plans and programs of the company applicable to employees generally or to senior executives.

The employment agreement provides that, if the company terminates Mr. Crapps’ employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination the company will pay Mr. Crapps compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 22 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination. After a change in control and regardless of whether Mr. Crapps remains employed by the company or its successor, the company will pay Mr. Crapps an amount equal to three times the then current annual base salary as well as any bonus earned through the date of change in control, and the company will remove any restrictions on outstanding incentive awards so that all such awards vest immediately. If Mr. Crapps’ employment is terminated without cause within two years following a change in control, Mr. Crapps may continue participation in the company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Mr. Crapps elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, the company will pay Mr. Crapps compensation in an amount equal to six times the amount of the initial monthly portion of the company’s share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when Mr. Crapps is offered Affordable Care Act compliant group health coverage from a subsequent employer. In addition, if Mr. Crapps’ employment is terminated without cause within two years following a change in control, to the extent that “portable” life insurance coverage is offered under the company’s life insurance programs and after such termination Mr. Crapps continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, the company will reimburse the life insurance premiums paid by Mr. Crapps with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

In the event that the company’s independent accountants acting as its auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without his compensation being treated as “excess parachute payments” under Section 280G. The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

David K. Proctor and Joseph G. Sawyer. On December 8, 2015, the company and the bank also entered into amended and restated employment agreements with David K. Proctor, as executive vice president and chief credit officer of the company and the bank, and Joseph G. Sawyer, as executive vice president and chief financial officer of the company and the bank. The parties entered into the amended and restated employment agreements to amend their existing employment agreements to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Both employment agreements provide for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other. The term of each agreement is currently three years. The agreement with Mr. Proctor and the agreement with Mr. Sawyer provides for an annual salary that is reviewed annually and may be increased from time to time. Mr. Proctor and Mr. Sawyer are also eligible to receive annual payments based upon achievement criteria established by the board of directors.

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Both agreements provide that, if the company terminates the executive’s employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination the company will pay the executive compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 10 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination. After a change in control and regardless of whether the executive remains employed by the company or its successor, the company will pay the executive an amount equal to two times the then current annual base salary as well as any bonus earned through the date of change in control, and the company will remove any restrictions on outstanding incentive awards so that all such awards vest immediately. If the executive’s employment is terminated without cause within two years following a change in control, the executive may continue participation in the company’s group health plan pursuant to COBRA. If the executive elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, the company will pay the executive compensation in an amount equal to six times the amount of the initial monthly portion of the company’s share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when the executive is offered Affordable Care Act compliant group health coverage from a subsequent employer. In addition, if the executive’s employment is terminated without cause within two years following a change in control, to the extent that “portable” life insurance coverage is offered under the company’s life insurance programs and after such termination the executive continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, the company will reimburse the life insurance premiums paid by the executive with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

Each employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2016, as well as the related exercise prices and expiration dates. Options are granted pursuant to the company’s equity incentive plan.

Outstanding Equity Awards at December 31, 2016

Option Awards						Stock Awards
Equity
Incentive
								Equity	Plan
			Equity					Incentive Plan	Awards: Market or
			Incentive Plan Awards:				Market	Awards: Number of Unearned	Payout Value of Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#) (1)	Vested ($)
Michael C. Crapps								21,820	$383,851
David K. Proctor								9,068	$163,677
Joseph G. Sawyer								10,555	$190,518

(1) Equity Incentive Plan awards cliff vest on March 11, 2017, March 12, 2018 and February 17, 2019 (Crapps; 12,791, 2,313 and 6,716; Proctor; 5,778, 845 and 2,445; and Sawyer; 6,798, 962 and 2,795, respectively).

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Option Exercises and Stock Vested

There were no stock options exercised by any named executive officers during the year ended December 31, 2016.

Certain Retirement and Salary Continuation Benefits

The company has established the First Community Bank, Profit Sharing Plan a qualified 401(k) defined contribution plan, pursuant to which the company makes matching and discretionary contributions on behalf of the each of the executive officers. The company also maintains and pays premiums on behalf of each executive officer under a life insurance plan and provides partial payment of premiums for medical benefits if the executive officer so elects.

We have entered into salary continuation agreements with Michael Crapps, David Proctor, and Joseph Sawyer. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the applicable executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years. Each applicable executive will also receive this benefit if his employment is terminated following a change in control (as defined in the executive’s employment agreement).

If the executive dies after separation of service but before his annual supplemental benefit commences, the executive’s benefit will be paid to his beneficiaries, beginning with the month following the bank’s receipt of a copy of the executive’s death certificate. If the executive dies after his benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and in the same amounts that would have been distributed to the executive had he survived. If the executive dies during active service, 100% of his accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to his beneficiaries.

If the executive experiences a disability that results in separation of service prior to the normal retirement age, the executive will be entitled to 100% of his accrual balance determined as of the end of the plan year preceding termination.

If the executive is terminated without cause (as defined in the executive’s employment agreement), the executive is entitled to 100% of his accrual balance determined as of the end of the plan year preceding such termination. This benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of such amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the bank acquired bank-owned life insurance (“BOLI”). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

The foregoing summary of the material features of the salary continuation agreements for Messrs. Crapps, Proctor and Sawyer is qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.1 to a Form 8-K filed by the company with the SEC on August 3, 2006.

See also the discussion under “Named Executive Officer Employment Agreements” in this proxy statement.

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Director Compensation

During the year ended December 31, 2016, outside directors received a retainer in the amount of $7,500 and fees of $1,000 for attendance at each board meeting and $400 for attendance at each committee meeting. Chairpersons of the human resources/compensation committee and the audit/compliance committee received $9,500 and chairpersons of the nomination and corporate governance committee received $9,000 as an annual retainer. The chairman of the board received a $12,500 retainer and $1,350 for each board meeting. The chairman of the board does not receive and fees related to committee meetings. Mr. Crapps, as an employee of the company, does not receive any board fees. He is not listed in the table below because his compensation as a named executive officer is described above in this proxy statement. The following is a summary of the compensation paid to directors for 2016.

	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Richard K. Bogan	$23,600	$5,000	—	—	—	—	$28,600
Thomas C. Brown	25,700	5,000	—	—	—	—	30,700
C. Jimmy Chao	23,900	5,000	—	—	—	—	28,900
Anita B. Easter	20,700	5,000	—	—	—	—	25,700
O.A. Ethridge	24,500	5,000	—	—	—	—	29,500
George H. Fann, Jr.	24,900	5,000	—	—	—	—	29,900
J. Thomas Johnson(3)	22,500	5,000	—	—	—	30,000	57,500
W. James Kitchens, Jr.	25,100	5,000	—	—	—	—	30,100
E. Leland Reynolds	23,700	5,000	—	—	—		28,700
J Randolph Potter (4)	23,700	5,000	—	—	—	18,000	46,700
Paul S. Simon	21,300	5,000	—	—	—		26,700
Alexander Snipe, Jr.	23,100	5,000	—	—	—	—	28,100
Roderick M. Todd, Jr.	24,000	5,000	—	—	—	—	29,000
Mitchell M. Willoughby	28,700	5,000	—	—	—	—	33,700

(1) The company has implemented a director deferred compensation plan whereby the director can elect to defer all or any part of annual retainer and monthly meeting fees payable in respect of the following calendar year to the director for service on the board of directors or a committee of the board. The director receives units of common stock for the amounts deferred under the plan, and the units can be exchanged for common stock when the director retires. The amounts reflected in this column include the deferred amounts.

(2) On February 16, 2016, each non-officer director was granted 379 shares of restricted stock as part of the overall board compensation plan. The shares were valued at $13.20 per share. The shares were fully vested on January 1, 2017. The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

(3) Mr. Johnson was paid $30,000 for the year ended December 31, 2016 under the terms of his supplemental executive retirement agreement, which agreement is further described below.

(4) Mr. Potter entered into a consulting agreement on May 17, 2016, primarily to provide business development support in the Greenville market as well as to provide input into certain credit decisions throughout the bank. The agreement is for a 12-month term and may be extended for an additional 12 months with approval by the bank and Mr. Potter. Mr. Potter is compensated for these services at $3,000 per month.

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The following table summarizes the fee amounts deferred for each director electing all or partial deferral.

Name	Fees Deferred ($)(1)	Accumulated Share Units(#)(1)	Accumulated Share Units Since Inception
Richard K. Bogan	29,619	2,082	18,491
C. Jimmy Chao	31,823	2,253	26,996
O. A. Ethridge	343	23	1,080
George H. Fann	47	3	141
J. Thomas Johnson	2,473	167	7,823
W. James Kitchens, Jr.	27,043	1,910	6,884
Alexander Snipe, Jr	30,527	2,134	24,179
Mitchell M. Willoughby	16,956	1,247	14,341
J. Randolph Potter	620	42	1,955

(1) The “Fees Deferred” column reflects the amount of deferred fees for the year ended December 31, 2016. Units of common stock are credited to the director’s account at the time such compensation would otherwise have been payable absent the election to defer equal to (i) the otherwise payable amount divided by (ii) the fair market value of a share of common stock on the last trading day preceding the credit date. The amounts reflected in the “Accumulated Share Units” column reflect the number of units of common stock accumulated during the year ended December 31, 2016, including dividend allocations, and the amounts reflected in the “Accumulated Share Units Since Inception” column reflect the number of units of common stock accumulated since the director began deferring annual retainer and monthly board and committee fees, including dividend allocations. In general, the director’s vested account balance will be distributed in a lump sum of the common stock on the 30th day following termination of service on the board, including termination of service as a result of death or disability.

In connection with his prior employment by the company, the company entered into a supplemental executive retirement agreement with J. Thomas Johnson. If the director dies after his benefit has commenced, the remaining benefits will be paid to the director’s beneficiaries at the same time and in the same amounts that would have been distributed to the director had he survived. Pursuant to the supplemental executive retirement agreement, Mr. Johnson is entitled to receive $30,000 annually for 17 years, beginning in October 2009. Mr. Johnson was paid $30,000 in 2016 under the plan.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the company with respect to beneficial ownership of the company’s common stock as of March 31, 2017 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the company’s common stock, (iii) the company’s named executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

Name	Number of Shares Owned(1)	Right to Acquire(2)	% of Beneficial Ownership(3)
Richard K. Bogan	6,479	—	.10%
Thomas C. Brown	24,504	7,740	.48%
C. Jimmy Chao	37,618		.56%
Michael C. Crapps	72,967	1,290	1.11%
Anita B. Easter	20,853	—	.31%
O.A. Ethridge	23,990	4,730	.43%
George H. Fann, Jr.	79,616	24,080	1.54%
W. James Kitchens, Jr.	8,140	34,400	.63%
J. Thomas Johnson	33,629	—	.50%
J. Randolph Potter	15,929	—	.24%
David K. Proctor	29,235	430	.44%
E. Leland Reynolds	22,287	—	.33%
Joseph G. Sawyer	34,565	—	.52%
Paul S. Simon	27,596	—	.41%
Alexander Snipe, Jr.	6,021	—	.09%
Roderick M. Todd, Jr.	8,589	—	.13%
Mitchell M. Willoughby	41,878	4,300	.69%
FJ Capital Management (4)	374,400		5.59%
Manulife Asset Management (US) LLC, et al (5)	368,559		5.50%
Wellington Management Group, LLP (6)	435,145		6.50%
Banc Funds Company LLC, et al (7)	373,319		5.58%
RMB Capital Holdings, LLC (8)	486,176		7.26%
All executive officers and directors as a group (18 persons)	513,799	76,970	8.73%

(1) Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Includes shares that may be acquired within the next 60 days as of March 31, 2017 by exercising vested stock options but does not include any unvested stock options. On December 16, 2012, the company sold 2,500 units, with each unit consisting of a subordinated note and a warrant to purchase 43 shares of common stock of the company at an exercise price equal to $5.90 per share, to certain accredited investors, including directors and executive officers of the company. Warrants for 97,180 common shares remain outstanding and are exercisable at any time and expire December 16, 2019. Outstanding warrants issued to directors and executive officers have been included in the table.

(3) For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any warrant or options. The calculations are based on 6,695,753 shares of common stock outstanding on March 31, 2017.

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(4) Based on information set forth in a Schedule 13G/A filed with the SEC on January 27, 2017 by FJ Capital Management, LLC and certain related entities.FJ Capital Management, LLC beneficially owned 374,400 shares of common stock as of December 31, 2016, with shared voting power over 374,400 shares and shared dispositive power over 374,400 shares. The address of FJ Capital Management, LLC is 1313 Dolley Madison Blvd., Suite 306, McLean, VA. 22101.

(5) Based on information set forth in a Schedule F filed with the SEC on February 8, 2017, by Manulife Asset Management (US) LLC and certain related entities. Manulife Asset Management (US) LLC beneficially owned 368,559 shares of common stock as of December 31, 2016, with sole voting power over 368,559 shares and sole dispositive power over 368,559 shares. The address of Manulife Asset Management (US) LLC is 197 Clarendon Street, Boston, Massachusetts 02116.

(6) Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2017 by Wellington Management Group, LLP and certain related entities. Wellington Management Group, LLP beneficially owned 435,145 shares of common stock as of December 31, 2016, with shared voting power over 435,145 shares and shared dispositive power over 435,145 shares. The address of Wellington Management Group, LLP is 280 Congress Street, Boston, MA 02210.

(7) Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2017 by Banc Funds Company, LLC and certain related entities. Banc Funds Company, LLC beneficially owned 373,319 shares of common stock as of December 31, 2016, with sole voting power over 373,319 shares and sole dispositive power over 373,319 shares. The address of The Banc Funds Company LLC is 20 North Wacker Drive, Suite 3300, Chicago IL, 60606.

(8) Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2017 by RMB Capital Holdings, LLC and certain related entities. RMB Capital Holdings, LLC beneficially owned 486,176 shares of common stock as of December 31, 2016, with shared voting power over 486,176 shares and shared dispositive power over 486,176 shares. The address of RMB Capital Holdings is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

Certain Relationships and Related Transactions

The bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

In addition, our bank subsidiary is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The aggregate dollar amount of loans outstanding to directors and executive officers of the bank was approximately $6.1 million at March 22, 2017.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the company’s executive officers, directors and persons who own more than 10% of any registered class of the company’s equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the company with copies of all Section 16(a) reports they file. Based solely on review of Forms 3, 4 and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2016 except for the following. On February 21, 2017, the company’s officers, Michael C. Crapps, Joseph G. Sawyer, David K. Proctor, J. Ted Nissen and Robin D. Brown, were granted 845 shares, 353 shares, 309 shares, 324 shares and 272 shares of restricted stock, respectively, and the company’s directors, George H. Fann, Jr., D.M.D., Mitchell M. Willoughby, Roderick M. Todd, Jr., Alexander Snipe, Jr., Paul S. Simon, E. Leland Reynolds, J. Randolph Potter, W. James Kitchens, Jr., J. Thomas Johnson, O.A. Ethridge, D.M.D., Anita B. Easter, C. Jimmy Chao, Thomas C. Brown and Richard K. Bogan, M.D., were each granted 245 shares of restricted stock, and the related Form 4s were inadvertently not reported until March 7, 2017. Directors Richard K. Bogan, C. Jimmy Chao, O. A. Ethridge, George H. Fann, J. Thomas Johnson, W. James Kitchens, Jr., Alexander Snipe, Jr., Mitchell M. Willoughby and J. Randolph Potter accumulated 2,083 units, 2,253 units, 24 units, 4 units, 167 units, 1,190 units, 2,135 units, 1,247 units and 42 units of the company’s common stock, respectively, with respect to the deferral of all or part of their annual retainer and monthly meeting fees for their service on the board of directors or a committee of the board during 2016 pursuant to the company’s director deferred compensation plan. The directors inadvertently failed to report such accumulated acquisitions of units of common stock on Form 5 by February 14, 2017, and, as a result, the directors reported such accumulated acquisitions of units of common stock on the Form 4s filed on March 7, 2017 as described above.

Independent Registered Public Accountants

We have selected Elliott Davis Decosimo, LLC, to serve as our independent registered public accounting firm for the year ending December 31, 2017. A representative of Elliott Davis Decosimo, LLC, is expected to be present at the annual meeting and will have the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions.

Audit Fees

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit Fees(1)	$152,400	$101,080
Audit-Related Fees(2)	24,750	24,850
Tax Fees	14,400	21,665
Total	$191,550	$147,595

(1) Audit Fees consisted primarily of the audit of the company’s annual consolidated financial statements and for reviews of the condensed consolidated financial statements included in the company’s quarterly reports on form 10-Q.

(2) Audit Related Fees for 2016 and 2015 consisted primarily of procedures related to offering documents, the audit of the Company’s 401(k) plan, HUD compliance audit, and miscellaneous accounting and research discussions.

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Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit/compliance committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The committee reviews any proposed services to insure that securities laws do not prohibit them and approves the scope of all services prior to being performed. All of the accounting services and fees reflected in the table above have been reviewed and approved by the audit/compliance committee, and individuals who were not employees of the independent auditor performed none of the services.

Shareholder Proposals for the 2018 Annual Meeting of Shareholders

Any shareholder of the company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in the company’s proxy statement for action at the 2018 annual meeting of shareholders must deliver the proposal to the executive offices of the company no later than December 12, 2017, unless the date of the 2018 annual meeting of shareholders is more than 30 days before or after May 17, 2018, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in the company’s 2018 proxy statement.

Under our bylaws, shareholder proposals not intended for inclusion in the company’s 2018 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2018 annual meeting of shareholders, including nominations for election of director(s) other than the board’s nominees, must be received no later than 90 days in advance of the 2018 annual meeting of shareholders and must comply with the procedural, informational and other requirements outlined in our bylaws.

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Appendix A – Proxy Statement

FIRST COMMUNITY CORPORATION

2011 STOCK INCENTIVE PLAN

(Originally approved by shareholders on May 18, 2011, as Amended Effective as of April 19, 2016)

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the 2011 First Community Corporation Stock Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on March 15, 2011 (the “Effective Date”) and subsequently adopted by the shareholders of the Company on May 18, 2011. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)   “Administrator” means the Board and/or the Committee, as the case may be, to the extent that it administers the Plan, as set forth in Section 2 below.

(b)   “Award” means any award granted under the Plan.

(c)   “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Cause” shall mean with respect to the Company or any Subsidiary which employs the Participant or for which such Participant primarily performs services, (i) the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Administrator shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company’s or the Subsidiary’s fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Administrator, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company of any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed be “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Administrator.

(f)   “Change in Control” means the first to occur of any one of the events:

(i)   any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly (but excluding in the securities beneficially owned by such Person any securities acquired directly from the Company (provided that an acquisition directly from an underwriter, or from an investment bank acting as an initial purchaser, pursuant to a securities offering by the Company shall be deemed to be an acquisition directly from the Company)) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

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(ii)   any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii)   individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)   all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v)   there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either (1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction or (2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(g)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h)   “Committee” means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan may be exercised by the Committee. The Committee may, but is not required to be, comprised of two or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

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(i)   “Common Stock” or “Stock” means the common stock, par value $0.01 per share, of the Company.

(j)   “Company” means First Community Corporation, a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k)   “Eligible Recipient” means an officer, director, employee, consultant, or advisor of the Company or any Subsidiary.

(l)   “Exercise Price” means the per Share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m)   “Fair Market Value” on any date shall mean:

(i)    if the Common Stock is readily tradeable on an established securities market (as defined in Treasury Regulation § 1.897-1(m)), the average selling price during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such selling prices on all trading days during the 30-day period;

(ii)   if the Common Stock is not readily traded on any securities exchange (as defined in Treasury Regulation § 1.897-1(m)), but is quoted on the over-the-counter market, the average of the closing high bid and low asked prices of the Common Stock during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such averages of the closing high bid and low asked prices on all trading days during the 30-day period; or

(iii)   if the Common Stock also is not traded on the over-the-counter market (as defined in Treasury Regulation § 1.897-1(m)), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n)   “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships of the Participant.

(o)   “Incentive Stock Option” or “ISO” means any Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)   “Nonqualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(q)   “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

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(r)   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(s)   “Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation §1.409A-3(i)(4).

(t)   “Purchasable” shall refer to Common Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(u)   “Purchase Price” means the per-Share price, if any, at which a Participant awarded Restricted Stock may purchase such Restricted Stock.

(v)   “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

(w)   “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(x)   “Restricted Stock Unit” means a right granted pursuant to Section 7 of the Plan and denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in cash, Shares, or a combination of both, based upon the Fair Market Value of a specified number of Shares.

(y)   “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(z)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(aa)   “Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

Section 2. Administration.

The Plan shall be administered by the Board or by the Committee (unless and to the extent that the Board directs the Committee not to administer the Plan). Pursuant to the terms of the Plan, the Board or the Committee, as the case may be from time to time, shall serve as the Administrator and shall have the power and authority:

(a)   to select those Eligible Recipients who shall be Participants;

(b)   to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c)   to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

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(e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

Section 3. Shares Subject to the Plan.

Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 350,000 Shares. The following limits shall apply to grants of all Awards under the Plan: (i) the maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 200,000 Shares; and (ii) the maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year to any one Participant shall be 100,000 Shares, and (iii) the maximum aggregate number of Shares to be issued under the Plan through Incentive Stock Options shall be 100,000. Such limitations shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan.

To the extent that an Option expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or Shares are withheld to satisfy an Option Exercise Price, such Shares shall again be available for issuance in connection with future Options granted under the Plan; provided however that to the extent that any Shares issuable with respect to or subject to any Award are forfeited or withheld (or shares of Stock owned by a Participant are delivered to the Company, including by attestation) to satisfy tax withholding obligations, such Shares (and any such shares of Stock so delivered) shall not again be available for issuance in connection with future Awards granted under the Plan.

Section 4. Corporate Transactions.

In the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind, number, and Purchase Price, if any, of Shares subject to any outstanding Awards of Restricted Stock and Restricted Stock Units granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Other substitutions or adjustments in connection with an event or series of events listed in this Section 4 may be made by the Administrator, as determined by the Administrator in its sole discretion, including, but not limited to, the cancellation of any outstanding Awards for no consideration.

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Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees may be granted ISOs.

Section 6. Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form attached as Exhibit A to this Plan, or in such other form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company substantially in the form attached as Exhibit A to this Plan, or in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO to such extent. More than one Option may be granted to the same Participant and be outstanding concurrently under the Plan.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)   Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the date such Option is granted.

(b)   Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c)   Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

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(d)   Method of Exercise. Subject to Sections 6(c) and 9 of the Plan, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Administrator specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator in its sole discretion. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing.

A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e)   Non-Transferability of Options. Except as otherwise provided in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

(f)   Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs.

(g)   Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

(h)   Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

Section 7. Restricted Stock; Restricted Stock Units.

Awards of Restricted Stock and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock or Restricted Stock Units; and the Restricted Period (as defined in Section 7(c) of this Plan) applicable to an Award of Restricted Stock or Restricted Stock Units. Award Agreements with respect to Restricted Stock or Restricted Stock Units shall be in such form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. An Award of Restricted Stock or Restricted Stock Units shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

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(a)   Stock Certificates. Subject to Section 7(c) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(c)   Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)   The Purchase Price, if any, of Shares purchasable under an Award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(ii)   Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Notwithstanding the preceding provision of this section, the Administrator may not take any action described in this section (i) with respect to an Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code, or (ii) if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more performance goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(iii)   Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon). Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period expires without forfeiture in respect of such Shares of Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(d)   Terms and Conditions for Restricted Stock Units. The Committee shall, prior to or at the time of grant, condition the vesting of Restricted Stock Units upon the (A) continued service of the applicable Participant, (B) the attainment of performance goals, or (C) the attainment of performance goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of performance goals or the attainment of performance goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a qualified performance-based award. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance goals) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement. In addition, subject to the provisions of this Plan and the applicable Agreement, during the restriction period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

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(e)   Performance-Based Compensation. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance goals. Such performance goals may be based on (1) net income (before or after taxes) of the Company, (2) net income per share of Common Stock, (3) the Company’s return on equity or return on assets, (4) the Company’s net interest margin, (5) changes in levels of loans, assets or deposits, (6) the Company’s market share, or (7) changes in the price of Common Stock (either in absolute terms or relative to an index selected by the Administrator). The performance goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code.

(f)   Administrator’s Discretion to Accelerate Vesting of Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Restricted Stock or Restricted Stock Units awarded to a Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section with respect to an Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

Section 8. Termination of Employment or Service.

Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of 90 days (or twelve months in the event of termination by reason of death or Permanent and Total Disability) following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan. If a Participant’s employment terminates for Cause, all Options granted to such Participant shall cease to be exercisable and shall terminate as of the date of termination of employment for Cause.

Except as otherwise set forth in Section 9 of the Plan or as may otherwise be set forth in an Award Agreement, if, on the date of termination of employment or service, the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited and revert to the Plan.

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Section 9. Change in Control

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a)   Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b)   The Administrator may (but is not required to) notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity.

(c)   For purposes of this Section 9, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 10. Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not exchange underwater Options without prior shareholder approval. To the extent necessary and desirable, the Board shall obtain approval of the Company’s shareholders for any amendment that would:

(a)   except as set forth in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

(b)   change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 12. General Provisions.

(a)   Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d)   Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 12(d).

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(e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(f)   If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Committee, in its sole discretion, deems necessary or desirable.

Section 13. Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

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Section 14. Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth anniversary of the Effective Date may extend beyond the tenth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

* * * * *

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FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard
Lexington, South Carolina 29072
www.firstcommunitysc.com

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000324041_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Class II Director Nominees Nominees 01 Thomas C. Brown 02 W. James Kitchens, Jr. 03 Roderick M. Todd, Jr. 04 Mitchell M. Willoughby 05 Edward J. Tarver FIRST COMMUNITY CORPORATION 5455 SUNSET BLVD. LEXINGTON, SC 29072 ATTN: JOE SAWYER Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote). 3 To re-approve the performance goals under the 2011 Stock Incentive Plan, as amended. 4 To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2017. NOTE: At their discretion upon such other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

 0000324041_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com FIRST COMMUNITY CORPORATION Annual Meeting of Shareholders May 17, 2017 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints David K. Proctor and Joseph G. Sawyer, and each of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of First Community Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 17, 2017 at The Old Cigar Warehouse, 912 South Main Street, Greenville, South Carolina 29601 at 11:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "for" Proposal No. 1 to elect five director nominees to serve on the board of directors; "for" Proposal No. 2 to approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote); "for" Proposal No. 3 to re-approve the performance goals under the 2011 Stock Incentive Plan, as amended; and "for" Proposal No. 4 to ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2017. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side